Bank of Hawaii Corporation third quarter 2021 financial report October 25, 2021 Exhibit 99.2 this presentation, and other statements made by the Company in connection with it, may contain forward-looking statements concerning, among other things, forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations. we have not committed to update forward-looking statements to reflect later events or circumstances. disclosure 2 forward-looking statements

3

unemployment experience & forecast source: UHERO, seasonally adjusted Hawaii unemployment rate 4 economic forecast Hawaii unemployment rate 5 source: UHERO

Hawaii real estate market Oahu market indicators – 2021 vs 2020 6 source: Honolulu Board of Realtors, compiled from MLS data daily arrivals total passenger count* 7 *source: Department of Business, Economic Development, and Tourism, excluding from Canada 7/8/21: testing and quarantine lifted for fully vaccinated U.S. travelers 10/15/20: launch of Safe Travels program 8/23/21: Gov. Ige releases statement urging visitors to refrain from non-essential travel

COVID-19 cases 8 source: Washington Post as of 10/21/21

COVID-19 vaccinations 9 source: Hawaii State Department of Health as of 10/22/21 70.7% total population fully vaccinated 79.2% total population at least one dose administered 82.8% 12yr+ population fully vaccinated

3Q financial update

11 core customers continue to drive growth in balances growth from core customers $ in millions note: numbers may not add up due to rounding

12 ample liquidity continuing to build low cost, long duration deposits to fund future growth excess liquidity deployed into high-quality, low-risk investment portfolio

13 positioned for higher rates ample liquidity, cash flow and healthy variable loan mix position us well for higher rate environment note: S&P Regional Banking Index excluding banks greater than $50bn; 3Q numbers are preliminary financial summary $ in millions, except per share amounts 14 note: numbers may not add up due to rounding disciplined expenses $ in millions 15 disciplined expense management amidst continued balance sheet growth *volume-related expense growth primarily related to higher mortgage production, broker charges and higher FDIC insurance for deposits. note: numbers may not add up due to rounding 2021 expenses up slightly from pre-pandemic 2019 with investments in innovation and variable expenses partially offset by other cost savings and efficiencies NIE CAGR: 1.5% Honolulu avg inflation: 2.4%

performance metrics 16

17 strong risk-based capital fortress capital position note: 3Q21 regulatory capital ratios are preliminary

3Q credit update

customer relief update 19 100% secured 95% paying interest commercial consumer 99.2% of former deferrals are current 94.9% decline in deferrals since June 30, 2020 credit quality $ in millions 20 * 64% of total criticized in CRE with 60% wtd avg LTV reserve trend 21 $ in millions allowance for credit losses note: balances and coverage ratio based on allowance for credit losses – loans and leases

Q & A

appendix

economic forecast source: UHERO 24

growing low cost deposits 25 continuing to build very low cost, long duration funding $ in millions

26 note: historical dividends adjusted for stock splits unbroken history of dividends recession COVID-19 loan portfolio excluding PPP 27 40% commercial 70% real estate secured wtd avg LTV 56% 61% w/ BOH ≥ 10 yrs avg balance $0.6MM CRE C&I residential mortgage home equity auto leasing other construction 60% consumer 84% real estate secured wtd avg LTV 56% 57% w/ BOH ≥ 10 yrs 78% of portfolio secured with quality real estate with combined weighted average loan to value of 56% note: excludes $276MM in PPP loan balances including deferred costs and fees

28 100% secured with 71% weighted average LTV as of 9/30/21 consumer relief $8 million (0.1%) 59% wtd avg CLTV 686 wtd avg FICO 23% <700 FICO / >70% CLTV 72% wtd avg LTV 721 wtd avg FICO 28% <700 FICO / >70% LTV note: zero remaining deferrals in indirect and other (direct installment loans and auto lease)

29 100% secured with 39% weighted average LTV as of 9/30/21 100% continue to pay interest commercial relief $130 million (1.1%) 39% wtd avg LTV 97% ≤ 65% LTV $5.4MM avg loan note: zero remaining deferrals in leasing or construction high risk industries $1,489 million (12%) / $1,373 million (11%) excluding PPP 30 retail $695 million (6%) – excluding PPP 31 93% real estate secured 56% wtd avg LTV average exposure $3.5MM largest exposure $39MM 63% of portfolio has an LTV ≤ 65% 98.3% is secured or has essential anchor 0.0% unsecured and deferred 100% secured or paying interest lodging $521 million (4%) – excluding PPP 32 82% real estate secured 52% wtd avg LTV average exposure $9.4MM largest exposure $40MM 81% of portfolio has an LTV ≤ 65% 90% of unsecured outstandings to global hotel and timeshare brands 0.1% unsecured and deferred 100% secured or paying interest restaurant / entertainment $157 million (1%) – excluding PPP 33 42% real estate secured 67% wtd avg LTV average exposure $1.9MM largest exposure $29MM 38% of portfolio has an LTV ≤ 65% 0.0% unsecured and deferred 100% secured or paying interest